UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   May 29, 2018
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MOSAIC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-38246	98-1380306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue New York, NY	10152
(Address of principal executive offices)	(Zip Code)

(212) 763-0153
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2018, Mosaic Acquisition Corp. announced the appointment of Mr. R. Edward Albert III as its Chief Operating Officer, effective immediately.
Mr. Albert (46) is a Managing Director of the Credit Funds Business at Fortress focused on structured equity and lending.  Mr. Albert left Fortress in 2009 to successfully head the NY special situations business at Macquarie Bank USA and returned to Fortress in 2011.  Prior to joining Fortress in 2007, Mr. Albert was a Managing Director at Milestone Capital and a Director with Giuliani Capital Advisors (formerly Ernst & Young Corporate Finance) acting as an advisor to companies, bondholders, lenders and creditors.  Mr. Albert began his career working for the CFO of Marriott International in the Company’s Financial Planning and Analysis Group. Mr. Albert received an MBA in finance from the University of Maryland at College Park in 1997, and is a Chartered Financial Analyst.
Mr. Albert has fiduciary and contractual duties to Fortress and its affiliates. As a result, if Mr. Albert becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and subject to his fiduciary duties under Cayman Islands law, will have no duty to offer such opportunities to the Company unless presented to him solely in his capacity as an officer of the Company. In addition, Mr. Albert has no specific time commitment to the Company.
In connection with this appointment, Mr. Albert entered into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the other directors and officers of the Company.  Mr. Albert will not be compensated by the Company for his services as Chief Operating Officer and has not entered into an employment agreement with the Company.
A copy of the press release announcing the appointment described above is attached as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits.
(d)          Exhibits. The following exhibits are filed with this Form 8-K:
Exhibit No.	Description of Exhibits
10.1	Indemnity Agreement, dated as of May 29, 2018, between the Company and R. Edward Albert III.

99.1	Press release dated May 29, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Mosaic Acquisition Corp.

Date: June 4, 2018	By:	/s/ William H. Mitchell
		Name:	William H. Mitchell
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibits
10.1	Indemnity Agreement, dated as of May 29, 2018, between the Company and R. Edward Albert III.

99.1	Press release dated May 29, 2018.